Exhibit 10.3

Amendment No. 1 to the Saks Incorporated

2004 Long-Term Incentive Plan

WHEREAS, Saks Incorporated (the “Company”) has adopted the 2004 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, pursuant to Section 21 of the Plan, the Plan hereby is amended as follows:

1. Clause (ii) of the first sentence of Section 8(d) of the Plan is amended by deleting therefrom the words “or death” and substituting therefore the words “death or any other reason.”

2. Section 8(e)(vi) is amended to read in its entirety as follows:

“(vi) Termination of Employment or Service. The agreement relating to a performance share award or a performance share unit award shall specify all of the terms relating to the vesting and payment, or the forfeiture, of such performance share award or performance share unit award upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, as determined by the Committee at the time of grant or thereafter by amendment.”

3. Section 9(g) is amended to read in its entirety as follows:

“(g) Termination of Employment or Service. The agreement relating to a performance unit award shall specify all of the terms relating to vesting and payment, or the forfeiture, of such performance unit award upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, as determined by the Committee at the time of grant or thereafter by amendment.”

4. Sections 18(c)(ii)(C) and 18 (c) (iii)(C) are each amended by inserting the words “, unless otherwise set forth in the agreement relating to the award,” immediately prior to the words “multiplied by a fraction.”

5. The first sentence of Section 20 of the Plan is amended by deleting the words “the Board of Directors or the Committee, in its discretion, may adjust” and substituting therefor the words “the Board of Directors or the Committee shall adjust” and by deleting the words “and the Board of Directors or the Committee may, in its discretion, make such other changes” and substituting therefor the words “and the Board of Directors or the Committee shall make such other changes.”

In all other respects, the Plan shall remain in full force and effect in accordance with its terms.

Adopted by the Board of Directors of Saks Incorporated on July 25, 2007.

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